Exhibit 10.1

WAIVER

November 19, 2009

Reference is hereby made to that certain Omnibus Agreement, dated as of August 10, 2007 (the “Omnibus Agreement”), by and among Quicksilver Resources Inc., a Delaware corporation (“Quicksilver”), Quicksilver Gas Services LP, a Delaware limited partnership (the “MLP”), and Quicksilver Gas Services GP LLC, a Delaware limited liability company and the general partner of the MLP (the “General Partner”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Omnibus Agreement.

The General Partner, intending to be legally bound hereby, waives the obligation of Quicksilver set forth in Section 2.3(a)(i) of the Omnibus Agreement to provide a Commencement Notice with respect to, or otherwise offer to sell to a Partnership Group Member, the Hill County Dry System (one of the “Retained Assets” listed on Schedule A to the Omnibus Agreement).

QUICKSILVER GAS SERVICES GP LLC

By:	/s/ Philip Cook
Name:	Philip Cook
Title:	Senior Vice President – Chief Financial Officer